CERTIFICATION FORM
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  (This Certification Form Must Be Signed in Addition to the Stock Order Form)


SUBSCRIBERS WHO ARE RESIDENTS OF ALABAMA, ARIZONA, ARKANSAS, CALIFORNIA, INDIANA, KANSAS, KENTUCKY, MASSACHUSETTS, MICHIGAN, MISSOURI, NEVADA, OHIO, OKLAHOMA, OREGON, PENNSYLVANIA, TEXAS, VIRGINIA, WASHINGTON AND WEST VIRGINIA MUST MEET ONE OF THE FOLLOWING SUITABILITY REQUIREMENTS:
CHECK  ONE:
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     ________  I  represent  to  NeoSurg  Technologies,  Inc.  ("NeoSurg")  and
     Investors Trading Corp. d/b/a Oxford Financial Group ("Oxford") that I have an annual gross income of at least $65,000 and a minimum net worth of $65,000, exclusive of home, home furnishings and automobiles; or

     ________ I represent to NeoSurg and Oxford that I have a minimum net worth of $150,000, exclusive of home, home furnishings and automobiles.

   Date:  ________________                        ______________________________
                                                  Subscriber

   Date:  ________________                        ______________________________
                                                  Subscriber

NEW JERSEY INDIVIDUAL SUBSCRIBERS MUST BE AN "ACCREDITED INVESTOR" AS DEFINED UNDER RULE 501 OF REGULATION D UNDER THE SECURITIES ACT OF 1933.
CHECK  ONE:
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     ________  I represent  to NeoSurg and Oxford that I my individual net worth or joint net worth with my spouse, at the time of my purchase exceeds $1,000,000; or

     ________ I represent to NeoSurg and Oxford that in each of 1998 and 1999 my individual income was in excess of $200,000, or my joint income with my spouse was in excess of $300,000, and I reasonably expect to reach the same income level in the current year.

   Date:  ________________                        ______________________________
                                                  Subscriber

   Date:  ________________                        ______________________________
                                                  Subscriber


(Note:  If  shares  are  to  be  held  jointly,  both  parties  must  sign)
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